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                                                                      EXHIBIT 16




December 22, 2003


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Hanover Foods Corporation and, under the date of July 23, 2003, we reported on the consolidated financial statements of Hanover Foods Corporation as of and for the years ended June 1, 2003 and June 2, 2002. On December 16, 2003, our appointment as principal accountants was terminated. We have read Hanover Foods Corporation's statements included under Item 4 of its Form 8-K dated December 22, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with Hanover Foods Corporation's statement that the change was approved by the audit committee of the board of directors.



Very truly yours,

/s/  KPMG LLP
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KPMG LLP